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                                                                 Exhibit 10(m)

                            Resignation and Release
                            ------------------------

               This Agreement is entered into as of April 21, 1997, between Steven A. Martin ("Executive") and Sun Television and Appliances, Inc. (the "Company").

               Executive and the Company mutually desire to resolve all matters based upon, relating to or arising from the creation, existence or termination of the employment relationship between them, and to terminate herewith all provisions of that certain "Employment Agreement" between the Executive and the Company dated as of May 22, 1996.

               1. RESIGNATION AS OFFICER AND DIRECTOR. Executive hereby confirms his resignation, effective as of the close of business on May 2, 1997, from any and all positions that he holds as an officer of the Company (including but not limited to the offices of Executive Vice President and Chief Financial Officer). The Company hereby confirms its acceptance of such resignation.

               2. TERMINATION OF EMPLOYMENT

               (a) Unless Executive resigns his employment on an earlier date, Executive will continue as an employee of the Company until the close of business on May 2, 1997 (at which time such employment shall automatically terminate). The date on which Executive's employment terminates is referred to herein as the "Termination Date."

               (b) Through April 18, 1997, Executive will be entitled to receive salary payments at his current annual rate in accordance with the Company's normal payroll policies and to participate in any of the Company's benefit plans. Salary from the period of April 19, 1997 through the Termination Date, during which the Executive will be on vacation, will be paid pursuant to paragraph 2.c. below.

               (c) On or before April 21, 1997, the Company will pay to the Executive the sum of $48,000 (in addition to any other regular salary to which the Executive is entitled for services rendered through that date), as a payment to the Executive of salary through May 2, 1997 and as a severance payment.

               3. POST-EMPLOYMENT BENEFITS. Executive will be entitled to participate in the Company's medical, dental, disability insurance and similar employee welfare benefit plans, at the Company's expense, for a period of three months following the Termination Date. Executive shall be permitted to participate in such plans beyond such three-month period at his own expense, as required by law.

               4. STOCK OPTIONS AND RESTRICTED STOCK.

               (a) Executive and the Company agree that all of the vested and unexercised stock options previously granted to Executive shall remain outstanding and


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shall continue to be exercisable, pursuant to their terms, after the
Termination Date for a period of four years. All unvested options shall be surrendered by the Executive.

               (b) Executive and the Company agree that Executive is the vested owner of 3,820 shares of the Company's stock. The Company agrees to purchase such shares from the Executive as of April 21, 1997 at a price equal to such shares' fair market value (mean of the high and low) as of April 18, 1997.

               5. CONFIDENTIAL INFORMATION. Executive acknowledges that his employment as chief financial officer of the Company has placed him in possession of confidential and proprietary information that relates to the business, products, customers, services and trade secrets of the Company. Executive agrees that, prior to the termination of his employment, he will turn over to the Company all files, documents, notes and other materials evidencing such confidential information that are in his possession and that, without the prior written consent of the Company, he will not in any manner use or disclose any such confidential information at any time, either during or after the term of his employment by the Company. The Company agrees that the foregoing shall not be construed to prevent the Executive from using his general business knowledge and skill after termination of his employment by the Company.

               6. RELEASE.

               (a) As consideration for the Company's agreements contained herein, Executive irrevocably and unconditionally releases and discharges the Company, its officers, directors, shareholders, agents, employees, affiliates, related companies or entities, successors and assigns (separately and collectively "Released Parties"), jointly and individually, from any and all claims, obligations, demands, damages, and causes of action of any nature or kind whatsoever, known or unknown, which Executive, his heirs, successors or assigns have or may have against the Released Parties based upon, relating to, or arising from the creation, existence or termination of the employment relationship, including but not limited to claims of discrimination under any federal state or local law, rule or regulation, whether those claims are past or present, whether they arise from equity, common law, or statute, whether they arise from labor laws or discrimination laws, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, or any other law, rule or regulation.

               (b) As consideration for the Executive's agreements contained herein, including the cancellation of the Employment Agreement dated as of May 22, 1996, the Company (including its officers and directors), and its successors and assigns, hereby releases the Executive from any and all claims, obligations, demands, damages, and causes of action of any nature or kind whatsoever, known or unknown, which the Company (including its officers and directors), and its successors and assigns, have or may have against the Executive arising out of his employment relationship with the Company (and agrees to hold Executive harmless from any claims from third parties arising out of such relationship).




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               (c) This release is for any relief, no matter how called,
including but not limited to wages, backpay, frontpay, compensatory damages, punitive damages or damages for pain or suffering, or attorney fees.

               7. SETTLEMENT OF CLAIMS. The Company and Executive agree that the execution of this Agreement is in compromise and final settlement among the parties of all disputed matters, constitutes full satisfaction of all claims made or which could be made based upon, relating to or arising from the creation, existence or termination of the employment relationship, and does not in any way admit liability or wrongdoing by any party.

               8. UNDERSTANDING OF AGREEMENT. Executive acknowledges that he has carefully read and fully understands this Agreement, including the release included herein, that he has had the opportunity to have an attorney explain to him the terms of the foregoing, and that he knows and understands the contents of the foregoing, that he executes this Agreement knowingly and voluntarily as his own free act and deed and that this Agreement was freely negotiated and entered into without fraud, duress or coercion and with full knowledge of its significance, effects and consequences.

               9. ENTIRE AGREEMEMT. This document is the complete agreement between the parties, and there are no written or oral understandings, promises or agreements directly or indirectly related to this Agreement that are not incorporated herein in full.

               10. INTERPRETATION. Section headings used in this Agreement are for ease of reference only and are not intended as substantive terms hereof. This Agreement shall be governed by and interpreted under the laws of the State of Ohio without giving effect to the conflict of laws provisions thereof.

               In witness whereof, the parties have executed and delivered this Agreement on and as of the date first written above.

                                           /s/ Steven A. Martin
                                           -------------------------------
                                           Steven A. Martin


                                           Sun Television and Appliances, Inc.

                                           By:  /s/ R. Carter Pate
                                               ---------------------------
                                           Its: Chairman
                                               ---------------------------



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